Exhibit (a)(13)

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

FIRST:  The Board of Directors of the Corporation hereby classifies and designates 3,000,000,000 unissued and unclassified shares of capital stock of the Corporation as follows:

Designation	Number of Shares
AB Global Bond Portfolio Class A Common Stock	500,000,000
AB Global Bond Portfolio Class B Common Stock	500,000,000
AB Global Risk Allocation—Moderate Portfolio Class A Common Stock	500,000,000
AB Global Risk Allocation—Moderate Portfolio Class B Common Stock	500,000,000
AB Multi-Manager Alternative Strategies Portfolio Class A Common Stock	500,000,000
AB Multi-Manager Alternative Strategies Portfolio Class B Common Stock	500,000,000

The portfolios of the Corporation are referred to herein as a "Portfolios."

SECOND:  The shares of the Class A Common Stock and the Class B Common Stock of the Portfolios of the Corporation as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the Portfolios (other than those provisions of the Charter which by their terms are applicable solely to one or more other classes of the Corporation's Common Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

(1)	The assets attributable to the Class A Common Stock and the Class B Common Stock of the AB Global Bond Portfolio shall be invested in the same investment portfolio of the Corporation.

(2)	The assets attributable to the Class A Common Stock and the Class B Common Stock of the AB Global Risk Allocation—Moderate Portfolio shall be invested in the same investment portfolio of the Corporation.

(3)	The assets attributable to the Class A Common Stock and the Class B Common Stock of the AB Multi-Manager Alternative Strategies Portfolio shall be invested in the same investment portfolio of the Corporation.

(4)	The dividends and distributions of investment income and capital gains with respect to the Class A Common Stock and the Class B Common Stock of the Portfolios shall be in such amount, which may vary between the classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to each of the other classes of the Portfolios to reflect differing allocations of the expenses of the Corporation among the holders of the classes of the Portfolios and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of the Portfolios among the various classes of the Portfolios shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

(5)	Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Common Stock and the Class B Common Stock of the Portfolios shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of the Portfolios and (ii) no voting rights with respect to any other matter submitted to a vote of stockholders which does not affect holders of the applicable class of the Portfolios.

THIRD:                          A.  Immediately before the classification and designation of capital stock provided for herein, the total number of shares of stock which the Corporation had authority to issue was 28,000,000,000 shares, of which 15,000,000,000 shares are unclassified shares of stock of the Corporation and 13,000,000,000 shares are shares of stock of all classes, the par value of each class of stock being $.001 per share, with an aggregate par value of $28,000,000, classified as follows:

Name of Portfolio	Class A Common Stock	Class B Common Stock
AllianceBernstein Intermediate Bond Portfolio	500,000,000	500,000,000

AllianceBernstein Large Cap Growth Portfolio	500,000,000	500,000,000

AllianceBernstein Growth and Income Portfolio	500,000,000	500,000,000

AllianceBernstein Growth Portfolio	500,000,000	500,000,000

AllianceBernstein International Growth Portfolio	500,000,000	500,000,000

AllianceBernstein Global Thematic Growth Portfolio	500,000,000	500,000,000

AllianceBernstein Small Cap Growth Portfolio	500,000,000	500,000,000

AllianceBernstein Real Estate Investment Portfolio	500,000,000	500,000,000

AllianceBernstein International Value Portfolio	500,000,000	500,000,000

AllianceBernstein Small/Mid Cap Value Portfolio	500,000,000	500,000,000

AllianceBernstein Value Portfolio	500,000,000	500,000,000

AllianceBernstein Balanced Wealth Strategy Portfolio	500,000,000	500,000,000

AllianceBernstein Dynamic Asset Allocation Portfolio	500,000,000	500,000,000

B.  Immediately after the classification and designation of authorized capital stock provided for herein, the total number of shares of stock which the Corporation has authority to issue is 28,000,000,000 shares, of which 12,000,000,000 shares are unclassified shares of stock of the Corporation and 16,000,000,000 shares are shares of stock of all classes, the par value of each class of stock being $.001 per share, with an aggregate par value of $28,000,000, classified as follows:

Name of Portfolio	Class A Common Stock	Class B Common Stock
AllianceBernstein Intermediate Bond Portfolio	500,000,000	500,000,000

AllianceBernstein Large Cap Growth Portfolio	500,000,000	500,000,000

AllianceBernstein Growth and Income Portfolio	500,000,000	500,000,000

AllianceBernstein Growth Portfolio	500,000,000	500,000,000

AllianceBernstein International Growth Portfolio	500,000,000	500,000,000

AllianceBernstein Global Thematic Growth Portfolio	500,000,000	500,000,000

AllianceBernstein Small Cap Growth Portfolio	500,000,000	500,000,000

AllianceBernstein Real Estate Investment Portfolio	500,000,000	500,000,000

AllianceBernstein International Value Portfolio	500,000,000	500,000,000

AllianceBernstein Small/Mid Cap Value Portfolio	500,000,000	500,000,000

AllianceBernstein Value Portfolio	500,000,000	500,000,000

AllianceBernstein Balanced Wealth Strategy Portfolio	500,000,000	500,000,000

AllianceBernstein Dynamic Asset Allocation Portfolio	500,000,000	500,000,000

AllianceBernstein Global Bond Portfolio	500,000,000	500,000,000

AllianceBernstein Global Risk Allocation—Moderate Portfolio	500,000,000	500,000,000

AllianceBernstein Multi-Manager Alternative Strategies Portfolio	500,000,000	500,000,000

FOURTH:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH:  The Board of Directors of the Corporation has the authority to reclassify shares in accordance with the Articles of Incorporation of the Corporation.

SIXTH:  The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

IN WITNESS WHEREOF, AllianceBernstein Variable Products Series Fund, Inc. has caused these Articles Supplementary to be executed by the President of the Corporation and witnessed by its Secretary as of the 5th day of February, 2015.  The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

By: /s/ Robert M. Keith
Robert M. Keith
President

WITNESS:

/s/ Stephen J. Laffey
Stephen J. Laffey
Assistant Secretary